UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

BLACKBAUD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 1, 2011, Blackbaud, Inc., a Delaware corporation (“Blackbaud”), Public Interest Data, Inc., a Virginia corporation (“PIDI”), all of the stockholders of PIDI (the “Stockholders”) and Stephen W. Zautke, as the representative of the Stockholders, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) providing for the acquisition of PIDI by Blackbaud for approximately $17.5 million, plus an additional amount of up to $2.5 million in contingent payments based upon performance of the acquired business through the two-year anniversary of the transaction.

Pursuant to the Stock Purchase Agreement and upon the terms and subject to the conditions thereof, Blackbaud purchased all of the outstanding shares of PIDI’s common stock at an aggregate price of $17.5 million, subject to certain adjustments set forth in the Stock Purchase Agreement (the “Purchase Price”). $1.85 million of the Purchase Price will be held in escrow to fund certain post-closing purchase price adjustments and to secure PIDI’s former Stockholders’ obligations to indemnify Blackbaud for breaches of representations, warranties or covenants in the Stock Purchase Agreement.

The Stock Purchase Agreement contains representations and warranties that the parties made to, and are solely for the benefit of, each other. The assertions embodied in the representations and warranties made by PIDI in the Stock Purchase Agreement are qualified in information contained in a confidential schedule of exceptions that PIDI delivered to Blackbaud in connection with signing the Stock Purchase Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Stock Purchase Agreement and the representations and warranties of PIDI are modified by the underlying schedule of exceptions. Moreover, information concerning the subject matter of such representations and warranties might change after the date of the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, a copy of which is to be filed as an Exhibit to Blackbaud’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2011. The above summary is qualified in its entirety by reference to the Stock Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated February 1, 2011 reporting Blackbaud’s Acquisition of PIDI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: February 4, 2011	/s/ Timothy V. Williams
Timothy V. Williams,
Senior Vice President and Chief Financial Officer